                                SCHEDULE 14A
                               (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
         14a-12

                EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              [Excelsior-Henderson Logo]


                EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
                                  805 HANLON DRIVE
                           BELLE PLAINE, MINNESOTA  56011
                                   (612) 873-7000



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at the offices of the Company, 805 Hanlon Drive, Belle Plaine, Minnesota, at 10:30 a.m., Central Daylight Time, on Saturday, July 25, 1998.

     The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at that time if you so desire.


                  Sincerely,



          /s/                           /s/
          Daniel L. Hanlon              David P. Hanlon
          CO-FOUNDERS, CO-CHAIRMEN AND CO-CHIEF EXECUTIVE OFFICERS



June 27, 1998

                EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
                            ____________________________

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON JULY 25, 1998
                            ____________________________

     The Annual Meeting of Shareholders of Excelsior-Henderson Motorcycle Manufacturing Company will be held at the offices of the Company, 805 Hanlon Drive, Belle Plaine, Minnesota, at 10:30 a.m., Central Daylight Time, on Saturday, July 25, 1998 for the following purposes:

     1.   To elect five directors for a one-year term.

     2. To approve an amendment to the Company's Articles of Incorporation increasing the Company's authorized capital stock from 23,333,332 shares to 32,000,000 shares of which 7,000,000 would be classified as Preferred Stock and 25,000,000 would be classified as Common Stock.

     3. To approve the Excelsior-Henderson Motorcycle Manufacturing Company Amended and Restated 1995 Stock Plan, which includes reserving 533,333 additional shares of Common Stock for future awards and setting at 300,000 the maximum number of shares covered by options that may be awarded to an employee in any fiscal year.

     4. To approve the Excelsior-Henderson Team Stock Purchase Plan, which provides eligible employees of the Company the opportunity to purchase Common Stock.

     5. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending January 2, 1999.

     6. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed May 26, 1998 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

     YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE AS QUICKLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                              By Order of the Board of Directors,

                              /s/
                              Gale R. Mellum
                              SECRETARY
Belle Plaine, Minnesota
June 27, 1998

                              ________________________

                                  PROXY STATEMENT
                              ________________________

                                GENERAL INFORMATION

     The enclosed proxy is being solicited by the Board of Directors of Excelsior-Henderson Motorcycle Manufacturing Company, a Minnesota corporation (the "Company"), for use in connection with the Annual Meeting of Shareholders to be held on Saturday, July 25, 1998 at the offices of the Company, 805 Hanlon Drive, Belle Plaine, Minnesota, at 10:30 a.m., Central Daylight Time, and at any adjournments thereof. Only shareholders of record at the close of business on May 26, 1998 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date.

     The address of the principal executive office of the Company is 805 Hanlon Drive, Belle Plaine, Minnesota 56011 and the telephone number is (612) 873-7000. The mailing of this Proxy Statement and the Board of Directors' form of proxy to shareholders will commence on or about June 27, 1998.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

     The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on May 26, 1998 there were 13,028,897 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the meeting and is in effect a negative vote. However, a shareholder (including a broker) who does not give authority to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on such proposal.

            SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of May 7, 1998, the number of shares of Common Stock beneficially owned by each person who is a beneficial owner of more than 5% of the Common Stock issued and outstanding, by each executive officer named in the Summary Compensation Table, by each director, and by all officers and directors as a group. All persons have sole voting and dispositive power over such shares unless otherwise indicated.



         NAME AND ADDRESS                 NUMBER              PERCENTAGE OF
       OF BENEFICIAL OWNER:              OF SHARES         OUTSTANDING SHARES
-------------------------------------  ---------------  -----------------------

 Directors and executive officers
      Daniel L. Hanlon(1)               1,791,998(2)          13.8%
      David P. Hanlon(1)                1,468,000(3)          11.3
      Allan C. Hurd                     43,334(4)             *
      Thomas M. Rootness                61,734(5)             *
      David L. Auringer                 13,333(6)             *
      John B. Donahue                   27,801(7)             *
      Wayne M. Fortun                   23,267(7)             *
      David R. Pomije                   245,044(8)            1.9
      Directors  and Officers, as
      a group (8 persons)               3,674,511(9)          27.9


__________________
*    Less than one percent.
(1) The address of Daniel and David Hanlon is 805 Hanlon Drive, Belle Plaine, MN 56011.
(2) Includes 30,665 shares of Common Stock held in trusts for which Mr. Hanlon's spouse acts as custodian.
(3)  Includes 1,333 shares of Common Stock owned by Mr. Hanlon's son.
(4) Includes options to purchase 43,334 shares of Common Stock exercisable within 60 days of May 7, 1998.
(5) Includes options to purchase 31,334 shares of Common Stock exercisable within 60 days of May 7, 1998.
(6) Includes options to purchase 13,333 shares of Common Stock exercisable within 60 days of May 7, 1998. Mr. Auringer was an executive officer of the Company during fiscal 1997 but is no longer an executive officer or employee of the Company.
(7) Includes options to purchase 16,667 shares of Common Stock exercisable within 60 days of May 7, 1998.
(8) Includes options to purchase 10,000 shares of Common Stock exercisable within 60 days of May 7, 1998.
(9) Includes options to purchase up to 131,335 shares of Common Stock exercisable within 60 days of May 7, 1998.


                               ELECTION OF DIRECTORS

     The business of the Company is managed under the direction of a Board of Directors, with the number of directors fixed from time to time by the Board of Directors. The Board of Directors has fixed at five the number of directors to be elected to the Board at the 1998 Annual Meeting of Shareholders and has nominated the five persons named below for election as directors, each to serve for a one-year term. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the five nominees named below.

     Each of the nominees is a current director of the Company and each has indicated a willingness to serve as a director for the one-year term. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

     Following is certain information regarding the nominees for the office of director:

     DANIEL L. HANLON, AGE 41

     Mr. Hanlon, a Co-Founder of the Company, is Co-Chief Executive Officer and Co-Chairman of the Board of the Company. Immediately prior to founding the Company in 1993, Mr. Hanlon worked as founder, President and Chief Executive Officer of EverGreen Solutions Inc., a manufacturer of degradable packaging materials, from 1990 to December 1993. Prior to 1990, Mr. Hanlon served as Controller of Midwest Importers, in sales branch management positions with Knutson Mortgage and Marquette banks, and in various accounting and strategic planning positions with EcoLab Inc. and Honeywell Inc. Mr. Hanlon received his B.A. and M.B.A. degrees from the University of St. Thomas, St. Paul, Minnesota. Mr. Hanlon has been riding motorcycles for over 28 years.

     DAVID P. HANLON, AGE 45

     Mr. Hanlon, a Co-Founder of the Company, is Co-Chief Executive Officer and Co-Chairman of the Board of the Company. From 1984 to November 1993, Mr. Hanlon was the General Manager of the Michigan District for Rollins Leasing Corporation, a truck leasing company. Prior to 1984, Mr. Hanlon worked for three years as the District Manager of Gelco Truck Leasing in the Memphis, Tennessee district. Mr. Hanlon attended the University of St. Thomas, St. Paul, Minnesota and studied Business Administration. Mr. Hanlon has been riding motorcycles for over 30 years.

     JOHN B. DONAHUE, AGE 54

     Mr. Donahue was elected as a director of the Company in April 1997. Mr. Donahue is an owner and President of Donahue Harley-Davidson and Delano Sports Center, a motorcycle and recreational product dealership in suburban Minneapolis, Minnesota. In 1995, Mr. Donahue was President of the Harley-Davidson Dealers Council, and has been on the Harley-Davidson Dealer Advisory Council since 1992. In addition, Mr. Donahue was on the Arctic Cat Advisory Board from 1984 to 1993 and the Kawasaki National Dealer Advisory Board from 1975 to 1980. Mr. Donahue has been involved with motorcycles since 1956.

     WAYNE M. FORTUN, AGE 49

     Mr. Fortun was elected as a director of the Company in April 1997.
Mr. Fortun has been the Chief Executive Officer of Hutchinson Technology Incorporated since May 1996, President, Chief Operating Officer and a director since 1983. Hutchinson Technology, a publicly traded company, is the world's leading supplier of suspension assemblies for rigid magnetic disk drives.
Mr. Fortun is also a director of G&K Services, Inc., a publicly held company, which provides and maintains commercial, institutional and industrial garments and other textile products for a variety of businesses and institutions.
Mr. Fortun has been riding motorcycles for over 30 years.

     DAVID R. POMIJE, AGE 41

     Mr. Pomije was elected as a director of the Company in April 1997. Since April 1995, Mr. Pomije has been the Chairman of the Board and Chief Executive Officer of Funco, Inc., which he founded in 1988. From 1988 to April 1995, Mr. Pomije also served as President, Chief Financial Officer and Secretary. Funco, a publicly traded company, is a specialty retailer of interactive entertainment products. Mr. Pomije has been a motorsports enthusiast for over 25 years.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met five times during fiscal 1997. All incumbent directors attended at least 75% of the meetings of the Board and of the committees on which they served held during the periods for which they served as a director. The Company currently has an Audit Committee and a Compensation Committee. Following is a description of the functions performed by each of the
Committees:

AUDIT COMMITTEE

     The Company's Audit Committee presently consists of Messrs. Fortun (Chairman) and Donahue. The Audit Committee makes recommendations concerning the selection and appointment of independent auditors, reviews the scope and findings of the completed audit, and reviews the adequacy and effectiveness of the Company's accounting policies and system of internal accounting controls. The Audit Committee met once during fiscal 1997.

COMPENSATION COMMITTEE

     The Company's Compensation Committee presently consists of Messrs. Pomije (Chairman) and Fortun. The Compensation Committee annually reviews and acts upon the compensation package for the Co-Chief Executive Officers and sets compensation policy for the other employees of the Company. In addition, the Compensation Committee acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers the Excelsior-Henderson Motorcycle Manufacturing Company 1995 Stock Plan and, subject to shareholder approval, the Excelsior-Henderson Team Stock Purchase Plan, both of which are discussed below. The Compensation Committee met once during fiscal 1997.

DIRECTOR COMPENSATION

     The Company's 1995 Stock Plan provides that a new outside director of the Company will be issued an option to purchase 10,000 shares of Common Stock upon joining the Board of Directors, with an exercise price equal to the fair market value of a share on the date of grant. Such options will vest one year from the date of grant and expire ten years from the date of grant. In addition, outside directors who have been in office more than six months receive an option to purchase 6,667 shares of Common Stock at each annual meeting of the Company's shareholders with an exercise price equal to the fair market value of a share on the date of grant. Such options vest at the next annual meeting of shareholders and expire ten years from the date of grant.

                                 EXECUTIVE OFFICERS

     Following is certain information regarding the current executive officers of the Company other than Daniel L. Hanlon and David P. Hanlon:

     ALLAN C. HURD, AGE 50

     Mr. Hurd has been Senior Vice President of Engineering and Manufacturing since May 1997 and was Vice President of Manufacturing and Operations from May 1996 to May 1997. From 1987 through May 1996, Mr. Hurd was employed by Triumph Motorcycles, LTD ("Triumph"), a motorcycle manufacturer located in England. At Triumph, Mr. Hurd was part of the management team responsible for establishing and operating all aspects of motorcycle production, including motorcycle design and development, factory development and layout, manufacturing equipment specification and acquisition and motorcycle production. From
March 1991 to May 1996, Mr. Hurd was Production Engineering Manager, from
July 1989 to February 1991, he was Design and Production Coordinating Manager and from May 1987 to July 1989, he was Chief Production Engineer. Mr. Hurd has a degree in Engineering from Kingston-upon-Hull College of Technology and is a member of the Institute of Electrical Engineers (Manufacturing Section) and the Institute of Management. Mr. Hurd has been riding motorcycles for over 35 years.

     THOMAS M. ROOTNESS, AGE 50

     Mr. Rootness has been Senior Vice President of Finance and Administration since May 1997, has been Chief Financial Officer since March 1996 and was Vice President of Finance from March 1996 to May 1997. From September 1993 to
March 1996, Mr. Rootness was Chief Financial Officer, Treasurer and Executive Vice President of Luigino's Inc., a large, multi-national manufacturer of frozen food entrees. From January 1992 to August 1993, Mr. Rootness was General/Plant Manager of the LaBounty Manufacturing division of The Stanley Works after The Stanley Works purchased LaBounty Manufacturing, Inc., a heavy construction equipment manufacturer and was the Chief Financial Officer of LaBounty Manufacturing from August 1990 until such purchase. Prior to 1990, Mr. Rootness served as President and Chief Financial Officer of National Screenprint, Inc., President, Chief Executive Officer and a director of The Barbers Hairstyling for Men and Women, Inc., a publicly traded company, and as President, Chief Operating Officer and a director of Dahlberg, Inc., at the time a publicly traded company. Mr. Rootness is a Certified Public Accountant and received a Bachelor of Arts in Accounting from the University of Minnesota-Duluth in 1969. Mr. Rootness has been riding motorcycles for over 25 years.

                               EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board is composed entirely of outside directors. The members of the Compensation Committee are Messrs. Pomije and Fortun. The Compensation Committee annually reviews and acts upon the compensation package for the Co-Chief Executive Officers and sets compensation policy for the other employees of the Company. In addition, the Compensation Committee acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans.
The Compensation Committee also administers the Excelsior-Henderson Motorcycle Manufacturing Company 1995 Stock Plan and, subject to shareholder approval, the Excelsior-Henderson Team Stock Purchase Plan, both of which are discussed below. The objectives of the Company's executive compensation program are:

     -    to attract, retain, motivate and reward high caliber executives;

     - to foster teamwork and support the achievement of the Company's financial and strategic goals through performance based financial incentives; and

     - to align the executive officers' interests with the success of the Company and shareholders' interests through stock-based compensation.

     The Company's executive compensation program strives to be competitive with the compensation provided by comparable companies. The Compensation Committee periodically conducts a review of its executive compensation program. The purpose of this review is to ensure that the Company's executive compensation program is meeting the objectives listed above. In its review, the Compensation Committee considers data submitted by management and data and analysis provided by an independent consultant engaged by the Company to provide comparative information regarding the compensation provided by similarly situated companies.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The key components of the Company's executive officer compensation program are base salary, annual incentive bonus and stock options. These elements are described below. In determining compensation, the Committee considers all elements of an executive's compensation package. The Company does not currently have a policy with respect to the limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") on the deductibility of the qualifying compensation paid to its executives as it is likely that all such compensation will be deductible by the Company.

     BASE SALARY. The Compensation Committee annually reviews the base salary of the Co-Chief Executive Officers and the other executive officers. In determining appropriate salary levels, the Compensation Committee considers individual performance, level of responsibility, scope and complexity of the position, internal equity and salary levels for comparable positions at similarly situated companies and the recommendations of the Co-Chief Executive Officers with respect to the other executives. In determining base salary increases, the Compensation Committee also considers strategic planning, team building and operating results.

     ANNUAL INCENTIVE BONUS. The purpose of the Company's annual incentive bonus is to provide a direct financial incentive in the form of an annual cash bonus to the executive officers who achieve performance goals established by the Compensation Committee. The Compensation Committee determines the annual incentive bonus of the Co-Chief Executive Officers and, in conjunction with the Co-Chief Executive Officers, the annual incentive bonus of the other executives.

     Executives are eligible for target awards under the annual incentive program with maximum payouts currently ranging from 12% to 18% of base salary. The size of the maximum award is determined by the executive's position and competitive data for comparable positions at the similarly situated companies. The awards paid by the Company decrease or increase based on actual employee performance in achieving individual and Company goals. For 1997, the performance of executives other than the Co-Chief Executive Officers was assessed against target measures set by the Board prior to the formation of the Compensation Committee. The target measures focused on success in maintaining the Company's development plan, team building and budget management. Incentive bonus awards to executive officers in fiscal 1997 were the maximum amount of their targets, ranging from 9% to 15% of then current base salaries. The Co-Chief Executive Officers were not eligible to receive an incentive bonus award in fiscal 1997, however, the Compensation Committee has determined that they will be eligible for incentive bonuses equal to 12% of their respective base salaries in fiscal 1998.

     STOCK OPTIONS. Long-term performance incentives are provided to executives through the Company's 1995 Stock Plan. The 1995 Stock Plan is administered by the Compensation Committee, which is authorized to award stock options to employees of the Company, non-employee directors of the Company and certain advisors and consultants to the Company. At least annually, the Compensation Committee considers whether awards will be made to executive officers under the 1995 Stock Plan. Such awards are based on the scope and complexity of the position and competitive compensation data. The Compensation Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option. The executive officers other than the Co-Chief Executive Officers have all received options with performance-based vesting criteria that allow the vesting of such options to be accelerated based on a determination by the Compensation Committee that the applicable performance criteria have been met by the executive. The vesting of certain portions of these options were accelerated in fiscal 1997.

     The Co-Chief Executive Officers have not been granted options or other awards under the 1995 Stock Plan due to their substantial equity positions in the Company which align their interests with those of the other shareholders. The Compensation Committee may grant options or other awards to the Co-Chief Executive Officers in the future.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, comprised entirely of independent, outside directors, is responsible for establishing and administering the Company's policies involving the compensation of executive officers. No employee of the Company serves on the Committee. During fiscal 1997, the members of the Committee were (and are currently) David R. Pomije and Wayne M. Fortun. The Committee members have no interlocking relationship as defined by the Securities and Exchange Commission.


                                 COMPENSATION COMMITTEE

                                 David R. Pomije, Chairman

                                 Wayne M. Fortun

                             SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation for the fiscal years ended January 3, 1998 and December 31, 1996 and 1995 provided to the Co-Chief Executive Officers of the Company and the other three individuals who were serving as executive officers at the end of the most recent fiscal year and who received remuneration exceeding $100,000 for such fiscal year (the "Named Executive Officers").

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                    ANNUAL             -----------------
                                                                 COMPENSATION              SHARES
                                                          ----------------------          UNDERLYING            ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR        SALARY(1)         BONUS          OPTIONS(2)         COMPENSATION(3)
--------------------------------------        ----        ---------         -----      -----------------      ---------------

 Daniel L. Hanlon,                            1997        $115,000             -               -                    -
      Co-Founder, Co-Chairman and Co-         1996          75,865             -               -                    -
      Chief Executive Officer                 1995          65,000             -               -                    -

 David P. Hanlon,                             1997         115,000             -               -                    -
      Co-Founder, Co-Chairman and Co-         1996          75,865             -               -                    -
      Chief Executive Officer                 1995          65,000             -               -                    -

 Allan C. Hurd,                               1997         110,000             10,000          30,000               152
      Senior Vice President of                1996          50,080             -               66,667            10,000
      Engineering and Manufacturing

Thomas M. Rootness,                           1997         110,000             10,000          30,000               460
      Senior Vice President of Finance        1996          69,420             -               66,667            24,800
      and Administration and Chief
      Financial Officer

David L. Auringer                            1997           92,981             15,000          53,333               547
      Vice President of Sales

_________________
(1) Mr. Auringer was not employed for all of 1997. If he had been employed for the full year, his salary would have been $98,462. Mr. Auringer is no longer an executive officer or an employee of the Company. Messrs. Hurd and Rootness were not employed for all of 1996. If they had been employed for the full year, their respective salaries would have been $93,000 and $95,000.
(2) Represents options to purchase Common Stock granted under the Company's 1995 Stock Plan.
(3) Amounts reported for 1997 represent the Company match on the Company's 401(k) plan in the following amounts: Mr. Hurd, $152; Mr. Rootness, $460; and Mr. Auringer, $547. Amounts reported for 1996 represent payments made to Messrs. Hurd and Rootness for reimbursement of moving and temporary living expenses.

                         OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes option grants made during fiscal 1997 to the Named Executive Officers.


                                                      INDIVIDUAL GRANTS
                               ----------------------------------------------------------------
                                                  PERCENTAGE                                          POTENTIAL REALIZABLE VALUE
                               NUMBER OF           OF TOTAL                                             AT ASSUMED ANNUAL RATES
                                 SHARES             OPTIONS                                            OF STOCK APPRECIATION FOR
                               UNDERLYING         GRANTED TO         EXERCISE                               OPTION TERM(1)
                                OPTIONS          EMPLOYEES IN       PRICE PER        EXPIRATION        --------------------------
            NAME               GRANTED(2)         FISCAL YEAR         SHARE             DATE              5%             10%
------------------------       ----------        ------------       ---------        ----------        --------        ----------

 Allan C. Hurd                   30,000              9.6%             $3.75            12/31/06          $ 70,751        $179,296

 Thomas M. Rootness              30,000              9.6%             3.75             12/31/06            70,751         179,296

 David L. Auringer               26,666              8.6%             7.00             08/29/07           117,391         297,491
                                 26,667              8.6%             3.75             01/12/07            62,888         159,370

___________

(1) The potential realizable value is based on a 10-year term of each option at the time of grant. Assumed stock price appreciation of 5% and 10% is mandated by rules of the Securities and Exchange Commission and is not intended to forecast actual future financial performance or possible future appreciation. The potential realizable value is calculated by assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(2) Options granted pursuant to the Company's 1995 Stock Plan are exercisable at an exercise price equal to the fair market value on the date of grant. The 30,000 share options granted to Messrs. Hurd and Rootness and the 26,666 share option granted to Mr. Auringer vest in three equal increments on the day prior to the eighth, ninth and tenth anniversaries of the date of grant, subject to accelerated vesting in such amounts and on such dates as the Compensation Committee of the Board of Directors determines that an individual's performance criteria for the applicable period have been met. The 26,667 share option granted to Mr. Auringer vests as to 3,333 shares on each of January 13, 1998, 1999 and 2000, as to 6,666 shares on January 11, 2005, and as to 5,000 shares on each of January 11, 2006 and 2007; provided, however, that the portions scheduled to vest in 2005, 2006 and 2007 are subject to the accelerated vesting described in the previous sentence. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. In December 1997, the Compensation Committee vested 10,000 shares each of the 30,000 share options granted to Messrs. Hurd and Rootness and the 26,667 share option granted to Mr. Auringer based on a determination that such individuals had met the performance criteria for the applicable period.

                                  AGGREGATE OPTION
                           EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES

     The purpose of the following table is to report exercise of stock options by the Named Executive Officers during fiscal 1997 and the value of their unexercised stock options as of January 3, 1998.

                                                                     NUMBER OF SHARES                 VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                                                OPTIONS AT FISCAL YEAR-END            AT FISCAL YEAR-END(1)
                                                                --------------------------            ---------------------
                                SHARES
                               ACQUIRED          VALUE
           NAME               ON EXERCISE      REALIZED       EXERCISABLE       UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
------------------------      -----------     ------------    -----------       -------------      -----------      -------------
Allan C. Hurd                  -              $         -        26,667            70,000             $79,598           $220,660

Thomas M. Rootness(2)          12,000              67,500        14,667            50,000              35,342            146,900

David L. Auringer              -                        -        10,000            43,333              18,130             30,217

___________
(1) Value is based on the per share closing price of the Company's Common Stock on January 2, 1998, which was $5.563.
(2) Mr. Rootness exercised an option to purchase 12,000 shares of Common Stock on August 14, 1997 by using 3,000 shares of Common Stock held in excess of six months to pay the exercise price and receiving a net of 9,000 shares. The exercise price of such option was $1.875 per share, the fair market value of a share of Common Stock on the date of grant, as determined by the Board of Directors. Value Realized is based on the per share closing price of the Company's Common Stock on August 13, 1997, which was $7.50.


                        EMPLOYMENT CONTRACTS; TERMINATION OF
                   EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company does not have any employment or non-competition agreements with any members of its executive management team but has entered into confidentiality and non-solicitation agreements with such persons. Such agreements provide that the executive will not solicit any other employee of the Company to leave the Company during the executive's employment with the Company and for one year following such employment, will not compete with the Company during the executive's employment and will protect the proprietary information of the Company during and following such executive's employment.


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     John B. Donahue, a director of the Company, is the owner of Donahue Harley-Davidson and Delano Sports Center (the "Dealer"), which executed the Company's standard form Authorized Dealership Agreement (the "Dealership Agreement") on May 16, 1997. Pursuant to the Dealership Agreement, the Dealer is an authorized dealer of the Company for the sale and service of the Company's products.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission. To the Company's knowledge based solely on a review of copies of forms submitted to the Company during and with respect to fiscal 1997 and on written representations from the Company's directors and executive officers, all required reports were filed on a timely basis during fiscal 1997.

                               PERFORMANCE EVALUATION

     The graph below compares total cumulative shareholders' return on the Common Stock for the period from the close of the NASDAQ Stock Market - U.S. Companies on the date of the Company's initial public offering of Common Stock (July 24, 1997) to December 31, 1997, with the total cumulative return on the CRSP Total Return Index for the NASDAQ Stock Market - U.S. Companies (the "CRSP Index") and the Russell 2000 Index over the same period. The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index (comprised of the 3,000 largest U.S. companies based on total market capitalization). The Russell 2000 Index was used because the Company believes that no published industry or line-of-business index is available for comparison purposes and the Company does not believe that it can reasonably identify an industry peer group due to its unique characteristics. The index level for the graph and table was set to 100 on July 24, 1997 for the Common Stock, the CRSP Index and the Russell 2000 Index and assumes the reinvestment of all dividends.





                                [Performance graph]


-------------------------------------------------------------------------------
                                      Total Cumulative Return
                      -------------------------------------------------------
                      7/24/97   7/97   8/97     9/97   10/97    11/97   12/97
                      -------   ----   ----     ----   -----    -----   -----
 The Company          100       104    81       86     73       89      74
 CRSP Index           100       111    110      117    111      111     110
 Russell 2000 Index   100       105    107      115    110      109     111

                               PROPOSAL TO APPROVE AN
                     AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Board of Directors, subject to shareholder approval, has approved an amendment to the Company's Articles of Incorporation (the "Articles") increasing the Company's authorized capital stock to a total of 32,000,000 shares of which 7,000,000 are to be classified as Preferred Stock and 25,000,000 are to be classified as Common Stock. The current Articles authorize a total of 23,333,332 shares of which 6,666,666 are classified as Preferred Stock and 16,666,666 are classified as Common Stock.

     Approval of this proposal would amend Article V of the Articles to read in its entirety as follows:

                                     "ARTICLE 5

                                      CAPITAL

          The total authorized number of shares of the Corporation is 32,000,000. The shares are classified into two classes, consisting of 7,000,000 shares of undesignated Preferred Stock, of the par value of $.01 per share, and 25,000,000 shares of Common Stock, of the par value of $.01 per share.

          The Board of Directors is authorized to establish one or more series of Preferred Stock by resolution adopted and filed in the manner provided by law, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series, including, but not limited to, fixing the relative voting rights, if any, of each such series of Preferred Stock to the full extent permitted by law."

     The Board of Directors approved the increase in the Company's authorized capital stock in order to make shares available for anticipated financing needs as the Company moves towards and begins production. In addition, the Board of Directors considers it desirable to have additional shares of capital stock available to the Company for possible future stock offerings, acquisitions, stock options, stock dividends or stock splits and for other general corporate purposes. The Board of Directors has not authorized the issuance of any additional shares, and there are no present agreements or commitments with respect to the issuance of any additional shares. If the increase in the authorized capital stock is approved by the shareholders, the additional shares may be issued at such times and on such terms and conditions as the Board of Directors may determine without further approval by the shareholders. Shareholders do not have preemptive rights with respect to the current authorized capital stock.

     Shareholders should be aware that the increase in the Company's authorized capital stock could have an antitakeover effect since new shares could be issued to dilute the stock ownership of a person attempting to acquire control of the Company. The proposed increase has not, however, been proposed for an antitakeover-related purpose, and the Board of Directors has no current knowledge of any current efforts by a third party to effect a change in control of the Company.

     A vote for Proposal Two is a vote to approve the amendment to the Articles increasing the Company's authorized capital stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION INCREASING THE COMPANY'S AUTHORIZED CAPITAL STOCK.


                              PROPOSAL TO APPROVE THE
                        AMENDED AND RESTATED 1995 STOCK PLAN

PROPOSED AMENDMENTS REQUIRING SHAREHOLDER APPROVAL

     The Board of Directors, subject to shareholder approval, has approved an amendment to the Excelsior-Henderson Motorcycle Manufacturing Company 1995 Stock Plan (the "1995 Stock Plan") to increase by 533,333 (from 666,667 to 1,200,000) the number of shares of Common Stock available for issuance under the 1995 Stock Plan. The purpose of this amendment is to ensure that the Company has flexibility to meet its foreseeable future needs for awards to be granted under the 1995 Stock Plan.

     In addition, the Board of Directors, subject to shareholder approval, has approved an amendment to the 1995 Stock Plan which sets at 300,000 the maximum number of shares covered by options to purchase the Company's Common Stock that may be awarded to any one employee in any fiscal year. The purpose of this amendment is to allow option grants under the 1995 Stock Plan to comply with Section 162(m) of the Code. Certain provisions of Section 162(m) are described below in this proposal under "Board of Directors' Recommendation."

     The Board of Directors has directed that the 1995 Stock Plan, as amended and restated, be submitted to the shareholders in its entirety for approval. If shareholders approve the 1995 Stock Plan, as amended and restated, an aggregate of 543,393 shares of Common Stock would be available for future awards under the 1995 Stock Plan.

DESCRIPTION OF 1995 STOCK PLAN

GENERAL

     In December 1995, the Board of Directors of the Company adopted the Company's 1995 Stock Plan, which was approved by the Company's shareholders in March 1996.

     As of May 7, 1998, an aggregate of 50,667 shares had been issued under the 1995 Stock Plan and options to purchase 605,940 shares were outstanding and held by employees, executive officers and directors of the Company. On such date, an aggregate of 10,060 shares of Common Stock were available for future grants of awards under the 1995 Stock Plan. Options outstanding at May 7, 1998 have per share exercise prices ranging from $1.875 to $7.00, or a weighted average exercise price of $3.95, and expire from four years and five months to ten years from the date of grant of the option on dates ranging between June 30, 2000 and April 22, 2008, unless exercised prior to that time. Approximately 95 employees are currently eligible to participate in the 1995 Stock Plan.

PURPOSE

     The purpose of the 1995 Stock Plan is to attract, motivate and retain key personnel, including non-employee directors, to produce a superior return to the shareholders of the Company by offering such personnel an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate financial performance.

ADMINISTRATION

     The 1995 Stock Plan is administered by a committee (the "Committee") of two or more directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee of the Board of Directors currently serves as the Committee that administers the 1995 Stock Plan, of which both members are "non-employee directors" for purposes of Exchange Act Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Code. Subject to the provisions of the 1995 Stock Plan, the Committee has the exclusive power to make awards under the 1995 Stock Plan, to determine when and to whom awards will be granted, and the form, amount and other terms and conditions of each award. The Committee has the authority to interpret the 1995 Stock Plan and any award or agreement made under the 1995 Stock Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the 1995 Stock Plan, to determine the terms and provisions of any agreements entered into under the 1995 Stock Plan (not inconsistent with the 1995 Stock Plan), and to make all other determinations necessary or advisable for the administration of the 1995 Stock Plan. The Committee may delegate all or part of its responsibilities under the 1995 Stock Plan to persons who are not "non-employee directors" within the meaning of Exchange Act Rule 16b-3 for purposes of determining and administering awards solely to employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

     Notwithstanding the foregoing, the granting, terms, conditions and eligibility requirements of Director Options (as defined in the 1995 Stock
Plan) are governed solely by the provisions of the 1995 Stock Plan pertaining thereto, and the Committee has no discretion with respect to the granting of such awards or to alter or amend any terms, conditions or eligibility requirements of such awards to outside directors. The provisions for automatic stock option grants to outside directors are non-exclusive.

NUMBER OF SHARES AND ELIGIBILITY

     The total number of shares of Company Common Stock available for distribution under the 1995 Stock Plan is presently 666,667 (1,200,000 as the 1995 Stock Plan is proposed to be amended), subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. As proposed to be amended, the 1995 Stock Plan would provide that no participant could receive, in any fiscal year, options to purchase more than 300,000 shares of Common Stock under the 1995 Stock Plan.

     All employees of the Company and its affiliates are eligible to receive awards under the 1995 Stock Plan at the discretion of the Committee. Outside directors automatically receive grants of non-statutory options as set forth under "Types of Awards -- Director Options". Awards other than incentive stock options also may be awarded by the Committee to individuals who are not employees or outside directors but who provide services to the Company or its affiliates in the capacity of an independent contractor.

TYPES OF AWARDS

     The types of awards that may be granted under the 1995 Stock Plan include incentive and non-statutory stock options and restricted and unrestricted stock. Subject to certain restrictions applicable to outside director options and incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee.

     In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the 1995 Stock Plan are as follows:

     INCENTIVE AND NON-STATUTORY STOCK OPTIONS. Options may be granted to recipients at such exercise prices as the Committee may determine but not less than 85% of their fair market value (as defined in the 1995 Stock Plan) as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, (1) no incentive stock option may be granted at less than fair market value, (2) no incentive stock options may be granted more than ten years after the effective date of the 1995 Stock Plan, (3) an incentive stock option shall not be exercisable more than ten years after the date of grant, and (4) the aggregate fair market value of the shares of the Company's Common Stock subject to incentive stock options that may become exercisable in any calendar year for any employee may not exceed $100,000 under the 1995 Stock Plan or any other plan of the Company.

     The purchase price payable upon exercise of options may be payable in cash, or through a reduction of the number of shares of Common Stock delivered to the participant upon exercise of the option or by delivering stock already owned by the participant (where the fair market value of the shares of Common Stock withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the applicable award agreement. To the extent permitted by law, the participants may simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The ability of a participant to pay any portion of the purchase price in shares of Common Stock or through a reduction in the number of shares received is subject to the discretion of the Committee to prohibit such method of payment if it could have adverse financial accounting consequences for the Company.

     DIRECTOR OPTIONS. Each outside director receives, when elected, an option to purchase 10,000 shares of Common Stock at a price equal to the fair market value of a share of Common Stock on the date of grant, vesting in one year. In addition, beginning with the 1998 Annual Meeting of Shareholders, and for each subsequent Annual Meeting of Shareholders, each outside director is granted an option to purchase 6,667 shares of Common Stock at the conclusion of each such Annual Meeting at a price equal to the fair market value of a share of Common Stock on the date of grant, such options to vest on the date of the next Annual Meeting of Shareholders subsequent to the grant. Notwithstanding the foregoing, outside directors are not eligible to receive the 6,667 share annual option grant prior to completing six months of service as an outside director.

     RESTRICTED STOCK AND STOCK AWARDS. The Committee may grant Common Stock to recipients containing such restrictions as the Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. A participant with a restricted stock award shall have all the other rights of a shareholder including the right to receive dividends and the right to vote. The Committee may also grant awards of unrestricted stock.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS

     The Committee may accelerate vesting requirements and the expiration of the applicable term or restrictions upon such terms and conditions as are set forth in the participant's agreement, or otherwise in the Committee's discretion, including acceleration resulting from a change in control, fundamental change (as such term is defined in the 1995 Stock Plan), the meeting of performance objectives set by the Committee, or the participant's death, disability or retirement.

DURATION, ADJUSTMENTS, MODIFICATIONS, TERMINATION

     The 1995 Stock Plan will remain in effect until all Common Stock subject to it is distributed or all awards have expired or lapsed, whichever occurs later, or the 1995 Stock Plan is terminated as described below.

     In the event of a fundamental change, recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, the Committee has the discretion to adjust the number and type of shares of Common Stock available for awards or the number and type of shares of Common Stock subject to outstanding awards, and the exercise price of outstanding options. Under the 1995 Stock Plan, the Committee may cancel outstanding options generally in exchange for cash payments to the recipients upon the occurrence of a fundamental change.

     The 1995 Stock Plan also gives the Board the right to terminate, suspend or modify the 1995 Stock Plan, except that amendments to the 1995 Stock Plan are subject to shareholder approval if needed to comply with Exchange Act Rule 16b-3, the incentive stock option provisions of the Code, their successor provisions, or any other applicable law or regulation.

SUMMARY OF FEDERAL TAX CONSIDERATIONS

     The Company has been advised by its counsel that awards made under the 1995 Stock Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

INCENTIVE STOCK OPTIONS

     A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the 1995 Stock Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares of Common Stock acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares of Common Stock after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares of Common Stock by a recipient after the expiration of the statutory holding periods.

     Except in the event of death, if shares of Common Stock acquired by a recipient upon the exercise of an incentive stock option are disposed of before the expiration of the statutory holding periods (a "disqualifying disposition"), the recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares of Common Stock that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares of Common Stock have not been met, the recipient will be treated as having made a disqualifying disposition of such shares of Common Stock, and the tax consequences of such disqualifying disposition will be as described above.

     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

NON-STATUTORY STOCK OPTIONS

     A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-statutory stock option is granted under the 1995 Stock Plan. At the time of exercise of a non-statutory stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price. Upon disposition of the shares of Common Stock, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

RESTRICTED AND UNRESTRICTED STOCK

     Unless the recipient files an election to be taxed under Section 83(b) of the Code, (1) the recipient will not realize income upon the grant of restricted stock, (2) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and (3) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

     With respect to awards of unrestricted stock, (1) the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (2) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

     When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares of Common Stock on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

WITHHOLDING

     The 1995 Stock Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. If permitted by the Committee, in lieu of cash, a participant may elect to cover withholding obligations through a reduction in the number of shares of Common Stock to be delivered to the participant or by delivery of shares of Common Stock already owned by the participant.

BOARD OF DIRECTORS' RECOMMENDATION

     On December 4, 1997, the Board of Directors, subject to obtaining shareholder approval, approved amendments to the 1995 Stock Plan to increase the total number of shares of Common Stock available for issuance under the 1995 Stock Plan from 666,667 to 1,200,000, and to set at 300,000 the maximum number of shares of the Company's Common Stock subject to options that may be awarded to any one employee in any given fiscal year, and determined to restate the 1995 Stock Plan in its entirety. The Board directed that the 1995 Stock Plan, as amended and restated, be submitted in its entirety to the shareholders for approval. The changes described above are the only substantive changes to the 1995 Stock Plan as described herein.

     The submission of the entire 1995 Stock Plan, as amended and restated, for approval by the shareholders is necessary for the Company to comply with the requirements of Section 162(m) of the Code. Generally, Section 162(m) prohibits a publicly traded corporation from deducting compensation in excess of $1 million per taxable year paid to any person who, on the last day of the taxable year, is the chief executive officer or one of the four most highly compensated executive officers other than the chief executive officer. Under
Section 162(m), compensation that qualifies as "performance-based compensation" is not counted for purposes of the $1 million limit. In addition to other requirements, Section 162(m) provides that to qualify for this exclusion, "performance-based compensation" must be paid pursuant to a compensation plan that has been approved by the shareholders of a corporation. Currently, the Company does not pay compensation to any person that would be affected by the limitations of Section 162(m). The Board of Directors, however, believes it to be in the best interests of the long-term growth and performance of the Company to maintain flexibility with respect to compensation, and, therefore, to comply with Section 162(m).

     A vote for Proposal Three is a vote to approve the Excelsior-Henderson Motorcycle Manufacturing Company Amended and Restated 1995 Stock Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY AMENDED AND RESTATED 1995 STOCK PLAN DISCUSSED IN THIS PROXY STATEMENT.

                    PROPOSAL TO APPROVE THE EXCELSIOR-HENDERSON
                              TEAM STOCK PURCHASE PLAN

ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN BY THE BOARD

     On June 1, 1998, the Board of Directors adopted the Excelsior-Henderson Team Stock Purchase Plan (the "Purchase Plan") and directed that the Purchase Plan be submitted to a vote of the shareholders at the meeting. If approved by the shareholders, the Purchase Plan will become effective August 1, 1998.

PURPOSE

     The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Purchase Plan is an employee stock purchase plan under Section 423 of the Code.

ADMINISTRATION

     The Purchase Plan will be administered by a committee of the Board of Directors (the "Committee"). The Compensation Committee of the Board of Directors has been designated as the Committee to administer the Purchase Plan. Subject to the provisions of the Purchase Plan, the Committee is authorized to determine any questions arising in the administration, interpretation and application of the Purchase Plan, and to make such uniform rules as may be necessary to carry out its provisions.

ELIGIBILITY AND NUMBER OF SHARES

     Up to 300,000 shares of Common Stock of the Company are available for distribution under the Purchase Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions. Shares of Common Stock delivered pursuant to the Purchase Plan will be newly issued shares of the Company.

     Any employee of the Company or, subject to approval by the Board of Directors, a parent or subsidiary corporation of the Company (including officers and any directors who are also employees) will be eligible to participate in the Purchase Plan for any Purchase Period (as defined in the Purchase Plan) so long as, on the first day of such Purchase Period, the employee is customarily employed at least 20 hours per week.

     No employee may participate in the Purchase Plan if such employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

     The Company currently has approximately 95 employees who are eligible to participate in the Purchase Plan.

PARTICIPATION

     An eligible employee who elects to participate in the Purchase Plan will authorize the Company to make payroll deductions of a specified whole percentage of the employee's base compensation plus commissions and overtime. The specified whole percentage may be from 1% up to a maximum percentage to be set by the Committee prior to the applicable Purchase Period.

PURCHASE OF STOCK

     Amounts withheld for a participant in the Purchase Plan will be used to purchase Common Stock of the Company as of the last day of the Purchase Period at a price equal to the 85% of the lesser of the Fair Market Value (as defined in the Purchase Plan) of a share of Common Stock on either the first or last day of the Purchase Period.

     A participant will not be entitled to any of the rights or privileges of a shareholder of the Company, including the right to vote and the right to receive any dividends, until he or she has actually paid the purchase price and been issued a certificate for the shares.

AMENDMENT OR MODIFICATION

     The Board of Directors may at any time amend the Purchase Plan in any respect, so long as such amendment does not adversely affect the rights of participants with respect to shares of Common Stock previously acquired under the Purchase Plan. In addition, approval by the shareholders of the Company is required for any amendment that (i) increases the number of shares of Common Stock to be reserved under the Purchase Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions), (ii) decreases the minimum purchase price, or (iii) changes the definition of employees eligible to participate in the Purchase Plan.

TERMINATION

     All rights of participants in any offering under the Purchase Plan will terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares of Common Stock remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30-days' notice has been given to all participants.

FEDERAL TAX CONSIDERATIONS

     Payroll deductions under the Purchase Plan will be made after taxes. Participants will not recognize any additional income as a result of participation in the Purchase Plan until the disposal of shares of Common Stock acquired under the Purchase Plan or the death of the participant. Participants who hold their shares of Common Stock for more than 24 months after the first day of the Purchase Period or die while holding their shares of Common Stock will recognize ordinary income in the year of disposition or death equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of disposition or death over the purchase price paid by the participant or (ii) the excess of the fair market value of the shares of Common Stock on the first day of the Purchase

Period over the purchase price paid by the participant. If the 24-month holding period has been satisfied when the participant sells the shares of Common Stock or if the participant dies while holding the shares of Common Stock, the Company will not be entitled to any deduction in connection with the disposition of such shares by the participant.

     Participants who dispose of their shares of Common Stock within 24 months after the first day of the Purchase Period will be considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares of Common Stock on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, the Company generally will be entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.

     Participants will have a basis in their shares of Common Stock equal to the purchase price of their shares of Common Stock plus any amount that must be treated as ordinary income at the time of disposition of the shares of Common Stock, as explained above. Any additional gain or loss realized on the disposition of shares of Common Stock acquired under the Purchase Plan will be capital gain or loss.

     A vote for Proposal Four is a vote to approve the Excelsior-Henderson Team Stock Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXCELSIOR-HENDERSON TEAM STOCK PURCHASE PLAN DISCUSSED IN THIS PROXY STATEMENT.


             RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP has been the auditors for the Company since the Company's inception in December 1993. The Board of Directors again has selected Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending January 2, 1999, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending January 2, 1999.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                                ADDITIONAL MATTERS

     The Annual Report of the Company for the year ended January 3, 1998, including financial statements, is being mailed with this Proxy Statement.

     Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than February 27, 1999 for inclusion in the Proxy Statement for that meeting.

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of shareholders, it is intended that the shares of Common Stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                                      By Order of the Board of Directors,

                                      /s/

                                      Gale R. Mellum
                                      SECRETARY



Dated:  June 27, 1998

 [LOGO]    EXCELSIOR-HENDERSON MOTORCYCLE      THIS PROXY IS SOLICITED ON BEHALF
           MANUFACTURING COMPANY                OF THE BOARD OF DIRECTORS
           805 Hanlon Drive
           Belle Plaine, Minnesota 56011
                                                The undersigned hereby appoints
                                                Daniel L. Hanlon and David P.
                                                Hanlon, and each of them, as
                                                Proxies, each with the power to
                                                appoint his substitute, and
                                                hereby authorizes such Proxies
                                                to represent and to vote, as
                                                designated below, all the shares
                                                of Common Stock of Excelsior-
                                                Henderson Motorcycle
                                                Manufacturing Company held of
                                                record by the undersigned on
                                                May 26, 1998, at the Annual
                                                Meeting of Shareholders to be
                                                held on July 25, 1998, or any
                                                adjournment thereof.

PROXY
1. ELECTION OF DIRECTORS. Nominees to the Board of Directors are Daniel L. Hanlon, David P. Hanlon, John B. Donahue, Wayne M. Fortun and David R. Pomije, all for a one-year term.

 / / FOR ALL NOMINEES LISTED ABOVE             / /  WITHHOLD AUTHORITY
(except as marked to the contrary below)   to vote for all nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

________________________________________________________________________________
2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED CAPITAL STOCK TO 32,000,000 SHARES
                   / / FOR                 / / AGAINST             / / ABSTAIN

3. APPROVAL OF THE EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY AMENDED AND RESTATED 1995 STOCK PLAN
                   / / FOR                 / / AGAINST             / / ABSTAIN

4.   APPROVAL OF THE EXCELSIOR-HENDERSON TEAM STOCK PURCHASE PLAN
                   / / FOR                 / / AGAINST             / / ABSTAIN

5. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP as independent public accountants of the Company for the 1998 fiscal year.
                   / / FOR                 / / AGAINST             / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


     ____________________________________________
     Signature

     ____________________________________________
     Signature if held jointly

     Dated: ______________________________________

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE